Exhibit 4.3

Execution Version
AMENDMENT NO. 3 TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of October 14, 2020, is by and among XHR LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders, and the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1) The Borrower, the Lenders, the Administrative Agent and the other financial institutions party thereto entered into that certain Amended and Restated Revolving Credit Agreement dated as of January 11, 2018, as amended by Amendment No. 1 to Amended and Restated Revolving Credit Agreement dated as of June 30, 2020 and Amendment No. 2 to Amended and Restated Revolving Credit Agreement dated as of July 30, 2020 (the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement;
(2) The Administrative Agent, the Borrower and Lenders party hereto (constituting the Required Lenders) wish to amend the Credit Agreement to address certain changes to the terms thereof as set forth below;
(3) Each Lender party hereto that is identified on Annex I hereto as having an Extended Revolving Commitment (each, an “Extending Lender”) has agreed to an extension of the Revolving Maturity Date for their existing Loans and existing Revolving Commitments on the terms and subject to the conditions set forth herein as are applicable to Extended Loans (as defined herein) and Extended Revolving Commitments (as defined herein);
(4) The existing Loans and existing Revolving Commitments of each Lender that is not an Extending Lender (each, a “Non-Extending Lender”) shall remain in effect with the same Revolving Maturity Date and same Applicable Rate that applied to such existing Loans and existing Revolving Commitments prior to giving effect to this Amendment, but in any event shall be subject to the other amendments set forth herein (which shall become effective with the consent of the Required Lenders on the Amendment Effective Date (as defined in Section 5 below)); and
(5) The Borrower, the Administrative Agent and the Lenders party hereto have agreed pursuant to Section 9.02 of the Credit Agreement to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.
SECTION 1.Amendments to the Credit Agreement. The Credit Agreement is, upon the occurrence of the Amendment Effective Date, hereby amended as follows:

(a)Schedule 2.01A to the Credit Agreement shall be replaced in its entirety with Annex I hereto.
(b)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended by restating paragraph (a) thereof in its entirety to read as follows:
“(a)    (i) From and after the Effective Date and until the Debt Rating Pricing Election Date, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, applicable to Non-Extending Loans shall be determined by the range into which the Leverage Ratio falls in the table below; provided, however, that from and after the Amendment Effective Date until the Covenant Compliance Date, the Applicable Rate for Non-Extending Loans shall be based on Level VI (and, following the Covenant Compliance Date, the Applicable Rate shall revert to the applicable Level in the table below):

RATIO LEVEL	LEVERAGE RATIO	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE
Level I	< 4.0 to 1.0	1.50%	0.50%
Level II	> 4.0 to 1.0 and < 4.5 to 1.0	1.60%	0.60%
Level III	> 4.5 to 1.0 and < 5.0 to 1.0	1.65%	0.65%
Level IV	> 5.0 to 1.0 and < 5.5 to 1.0	1.80%	0.80%
Level V	> 5.5 to 1.0 and < 6.0 to 1.0	1.95%	0.95%
Level VI	> 6.0 to 1.0	2.25%	1.25%

    (ii) From and after the Amendment No. 3 Effective Date and until the Debt Rating Pricing Election Date, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, applicable to Extended Loans shall be determined by the range into which the Leverage Ratio falls in the table below; provided, however, that from and after the Amendment Effective Date until the Covenant Compliance Date, the Applicable Rate for Extended Loans shall be based on Level VI (and, following the Covenant Compliance Date, the Applicable Rate shall revert to the applicable Level in the table below):

RATIO LEVEL	LEVERAGE RATIO	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE
Level I	< 4.0 to 1.0	1.50%	0.50%
Level II	> 4.0 to 1.0 and < 4.5 to 1.0	1.60%	0.60%
Level III	> 4.5 to 1.0 and < 5.0 to 1.0	1.75%	0.75%
Level IV	> 5.0 to 1.0 and < 5.5 to 1.0	2.00%	1.00%
Level V	> 5.5 to 1.0 and < 6.0 to 1.0	2.25%	1.25%
Level VI	> 6.0 to 1.0	2.75%	1.75%

For purposes of this clause (a), any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio (or the occurrence of the Covenant Compliance Date) shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered in accordance with Section 5.01(d); provided, however, that if such compliance certificate is not delivered in accordance with Section 5.01(d) and has not been delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower notifying the Borrower of the failure to deliver such compliance certificate on the date when due in accordance with Section 5.01(d), then the Applicable Rate shall be the percentage that would apply to the Level VI Ratio and it shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered and shall remain in effect until such compliance certificate is delivered.
If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.
(c)Section 1.01 of the Credit Agreement is amended by restating the following definitions in their entirety to read as follows:
““Availability Period” means, with respect to any Revolving Commitments, the period from and including the Effective Date to but excluding the earlier of (i) the Revolving Maturity Date applicable to such Revolving Commitments and (ii) the date of termination of such Revolving Commitments.
“Covenant Compliance Date” shall mean the earlier of (i) the date on which the Borrower delivers a compliance certificate in accordance with Section 5.01(d) demonstrating compliance with the financial covenants set forth in Section 6.12 (as modified as of the Amendment Effective Date and thereafter) for the fiscal quarter ending March 31, 2022 and (ii) the date the Borrower shall, in its sole discretion, deliver both (a) a compliance certificate in accordance with Section 5.01(d) with respect to any fiscal quarter ending after the Amendment Effective Date but prior to March 31, 2022 reflecting compliance with the financial covenants in effect from and after the Covenant Waiver Period and (b) written notice to the Administrative Agent electing to terminate the Covenant Waiver Period concurrently with the delivery of such compliance certificate.
“Covenant Waiver Period” shall mean the period commencing with the fiscal quarter ending June 30, 2020 and ending on the earlier of (i) the date the Borrower shall be required to deliver the compliance certificate to be delivered with respect to the fiscal quarter ending March 31, 2022 in accordance with Section 5.01(d) and (ii) the Covenant Compliance Date.
“Permitted Capital Markets Indebtedness” means any Debt Issuance pursuant to any debt capital markets transaction (other than convertible debt securities), including any issuance of one or more series of secured or unsecured notes pursuant to public or 144a private placements or other substantially similar placements of Indebtedness; provided that (a) such Indebtedness (i) shall be either (x) unsecured or (y) secured only by the Covenant Waiver Period Collateral, to the extent securing the Obligations, and on a pari passu or junior basis with the Covenant Waiver Period Collateral securing the Obligations (including any additional collateral granted to secure the Obligations prior to such Debt Issuance) and subject to the Intercreditor Agreement or, in the case of junior lien Permitted Capital Markets Indebtedness, a customary junior lien intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, provided that any such pari passu secured Indebtedness shall not exceed the aggregate principal amount of $600,000,000 (including, without limitation, $300,000,000 of Permitted Capital Markets Indebtedness consisting of the 6.375% Senior Secured Notes due 2025 initially issued pursuant to the indenture dated August 18, 2020), (ii) shall have no guarantors or obligors other than the Guarantors and the Borrower party to the Loan Documents, and (iii) shall not have any scheduled amortization or mature prior to the 6-month anniversary of the maturity date of the KeyBank 2017 Credit Agreement, and (b) the Net Cash Proceeds of such Indebtedness shall be applied, subject to the Intercreditor Agreement, in accordance with Section 2.11(b).
“Permitted Variations Period” means the period commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022) and ending on the earlier of (i) the date on which the Borrower delivers a compliance certificate in accordance with Section 5.01(d) demonstrating compliance with the financial covenants set forth in Section 6.12 (as modified as of the Amendment Effective Date) for the fiscal quarter ending March 31, 2023 and (ii) the date the Borrower shall, in its sole discretion, deliver both (a) a compliance certificate in accordance with Section 5.01(d) with respect to any fiscal quarter ending after the Covenant Waiver Period but prior to March 31, 2023 reflecting compliance with the financial covenants without giving effect to the Permitted Variations and (b) written notice by the Borrower to the Administrative Agent electing to terminate the Permitted Variations Period concurrently with the delivery of such compliance certificate.
“Revolving Maturity Date” means (a) solely with respect to the Non-Extending Loans and Non-Extending Revolving Commitments, the Initial Revolving Maturity Date and (b) for all other purposes (including in respect of any Swingline Loan or Letter of Credit), the Extended Revolving Maturity Date.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Non-Extended Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based on the Extended Revolving Commitments then in effect. If all Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.”
(d)Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate order:
““Additional Senior Secured Notes” means any senior secured notes offered and issued by the Borrower that (x) constitute “Permitted Capital Markets Indebtedness” and (y) are in addition to the $300,000,000 of 6.375% Senior Secured Notes due 2025 issued pursuant to the indenture dated August 18, 2020.
“Allocated Amount” has the meaning assigned to it in Section 2.11(c).
“Amendment No. 3” means Amendment No. 3 to Amended and Restated Credit Agreement, dated as of October 14, 2020, among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 3.
“Extended Loans” means all Revolving Loans made by an Extending Lender to the Borrower pursuant to Section 2.01 (whether such Revolving Loan was made prior to, on or after the Amendment No. 3 Effective Date).
“Extended Revolving Commitments” means the Revolving Commitment of any Extending Lender.
“Extended Revolving Maturity Date” means February 28, 2024.
“Extending Lender” has the meaning assigned to such term in Amendment No. 3.
“Initial Revolving Maturity Date” means February 28, 2022.
“Non-Extended Loans” means all Revolving Loans made by a Non-Extending Lender to the Borrower pursuant to Section 2.01 (whether such Revolving Loan was made prior to, on or after the Amendment No. 3 Effective Date).

“Non-Extended Revolving Commitments” means the Revolving Commitment of any Non-Extending Lender.
“Non-Extending Lender” has the meaning assigned to such term in Amendment No. 3.”
(e)Section 2.01 of the Credit Agreement is restated in its entirety to read as follows:
    “Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower from time to time in U.S. Dollars during the applicable Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. For the avoidance of doubt, with respect to any borrowing of Revolving Loans during the period in which both the Non-Extended Revolving Commitments and the Extended Revolving Commitments are in effect, the Non-Extended Revolving Commitments and the Extended Revolving Commitments shall be utilized ratably for such borrowing.”

(f)Section 2.09(a) of the Credit Agreement is restated in its entirety to read as follows:
    “(a) Unless previously terminated, (i) the Non-Extended Revolving Commitments shall terminate on the Initial Revolving Maturity Date and (ii) the Extended Revolving Commitments shall terminate on the Extended Revolving Maturity Date.”
(g)Section 2.10(a) of the Credit Agreement is restated in its entirety to read as follows:
    “(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Non-Extending Lender, the then unpaid principal amount of each Non-Extended Loan on the Initial Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Extending Lender, the then unpaid principal amount of each Extended Loan on the Extended Revolving Maturity Date and (iii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Extended Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that (x) on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding and (y) on the Initial Revolving Maturity Date, the Swingline Exposure (if any) of any Non-Extending Lender shall, so long as the Extended Revolving Commitments remain outstanding, be reallocated among the Extending Revolving Lenders in accordance with their respective Revolving Percentages (determined after giving effect to the termination of the Non-Extending Revolving Commitments) up to an aggregate amount not to exceed the Extended Revolving Commitment of such Extending Lender (it being understood that the participating interests of the Non-Extending Lenders therein shall be correspondingly released and terminated).”
(h)Section 2.11(b) of the Credit Agreement is hereby amended to replace each reference therein to “Applicable Percentage” with “Allocated Amount”.

(i)Section 2.11(c) of the Credit Agreement is restated in its entirety to read as follows:
“(c)    Notice; Manner of Payment. Upon the occurrence of any Mandatory Prepayment Event, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, “Allocated Amount” shall mean the amount that is required to be applied to a prepayment of the Loans as set forth below in this subsection (c) with respect to the specified Mandatory Prepayment Event.
Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, the Net Cash Proceeds of any Mandatory Prepayment Event shall be applied to the prepayment of the loans under the Credit Facilities as follows:
(a)    if the aggregate Revolving Credit Exposure immediately prior to the application of such Net Cash Proceeds on the applicable Net Cash Proceeds Receipt Date is equal to or less than $350,000,000, (i) until the loans (if any) under the Wells Fargo Credit Agreement and the KeyBank 2015 Credit Agreement have been repaid in full on the Amendment No. 3 Effective Date, 100% of such Net Cash Proceeds shall be applied to the loans outstanding under the Wells Fargo Credit Agreement and the KeyBank 2015 Credit Agreement, on a pro rata basis, and (ii) thereafter, 50% of such Net Cash Proceeds shall be applied to the prepayment of any Loans (without a corresponding permanent reduction of the Revolving Commitments, and without any requirement to apply any amount to the loans outstanding under each of the other Credit Facilities) until the outstanding amount of the Loans is reduced to zero, with any remaining portion of such Net Cash Proceeds being retained by the Borrower; and

(b)    if the aggregate Revolving Credit Exposure immediately prior to the application of such Net Cash Proceeds on the applicable Net Cash Proceeds Receipt Date is greater than $350,000,000, (i) until the loans (if any) outstanding under the Wells Fargo Credit Agreement and the KeyBank 2015 Credit Agreement have been repaid in full on the Amendment No. 3 Effective Date, 100% of such Net Cash Proceeds shall be applied to the loans outstanding under the Wells Fargo Credit Agreement and the KeyBank 2015 Credit Agreement, on a pro rata basis, and (ii) thereafter, 100% of such Net Cash Proceeds shall be applied on a pro rata basis to Loans and the loans outstanding under each of the other Credit Facilities (without a corresponding permanent reduction of the Revolving Commitments);
provided that, notwithstanding the foregoing, if (i) the aggregate Net Cash Proceeds received from the incurrence of all Indebtedness secured by a Lien on any Unencumbered Property after the Amendment Effective Date exceeds $250,000,000 (such Net Cash Proceeds in excess of $250,000,000, the “Excess Lien Proceeds”) or (ii) the aggregate Net Cash Proceeds received from all Asset Dispositions after the Amendment Effective Date exceeds $500,000,000 (such Net Cash Proceeds in excess of $500,000,000, the “Excess Sale Proceeds”), then, in each case, 100% of such Excess Lien Proceeds and Excess Sale Proceeds shall be applied first only to the prepayment of the term loans outstanding under the Credit Facilities (and not to the Loans) on a pro rata basis until such term loans are paid in full and thereafter to the prepayment of any Loans (without any corresponding reduction of the Revolving Commitments).
    In addition, notwithstanding anything to the contrary herein, the Borrower may apply a portion of the Net Cash Proceeds otherwise required to make prepayments pursuant to Section 2.11(b)(iii) to repay a ratable portion of Permitted Capital Markets Indebtedness that is secured by liens on a pari passu basis with the Obligations in respect of which a prepayment (or offer of prepayment) is required to be made with such Net Cash Proceeds pursuant to the terms of such Permitted Capital Markets Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Loans, the outstanding term loans under the other Credit Facilities and the outstanding Permitted Capital Markets Indebtedness at such time).
    Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16.”
(j)Section 2.21 of the Credit Agreement is restated in its entirety to read as follows:

    “Section 2.21. Extension of Non-Extending Revolving Commitments. From time to time after the date hereof and prior to the Initial Revolving Maturity Date, pursuant to a written agreement between the Borrower and any Non-Extending Lender (but without the consent of any other Lender), any Non-Extending Lender may agree, in its sole discretion, to extend and convert its Non-Extending Loans and Non-Extending Revolving Commitments into Extended Loans and Extended Revolving Commitments, respectively, having the terms set forth herein (each such extension and conversion, a “Subsequent Extension”), subject to satisfaction of the following conditions: (i) no Default or Event of Default has occurred and is continuing as of the effective date of such Subsequent Extension; (ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such Subsequent Extension, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date), (iii) the Amendment No. 3 Effective Date shall have occurred; and (iv) the Borrower shall have paid to such Non-Extending Lender any extension fee (if any) as may be agreed between the Borrower and such Non-Extending Lender.
(k)A new Section 2.22 is added to the Credit Agreement as follows:
    “Section 2.22. Reallocation of Participations on the Initial Revolving Maturity Date. On the Initial Revolving Maturity Date, after giving effect to the repayment of all Non-Extending Loans and the termination of all Non-Extending Revolving Commitments on such date, (a) if any Letters of Credit exist on such date, then the participations in each Letter of Credit granted to and acquired by the Non-Extending Lenders shall, so long as the Extended Revolving Commitments remain outstanding, be reallocated to the Extending Lenders in accordance with such Extending Lenders’ Revolving Percentages (determined after giving effect to the termination of the Non-Extending Revolving Commitments) up to an aggregate amount not to exceed the Extended Revolving Commitment of such Extending Lender, (b) any Swingline Exposure shall be reallocated in accordance with Section 2.10(a), and (c) the Administrative Agent shall administer any other necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement). The Borrower shall pay any amounts required pursuant to Section 2.16 in connection with any such reallocations.”
(l)Section 6.12(a) of the Credit Agreement is restated in its entirety to read as follows:

    “(a)    Leverage Ratio. The ratio of Total Indebtedness as of such date to Consolidated EBITDA for the period of four (4) consecutive quarters then ended (subject to Section 6.12(h)) (the “Leverage Ratio”), commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022) to exceed 6.0 to 1.0; provided that the Leverage Ratio may exceed 6.0 to 1.0 during the Permitted Variations Period (which shall in no event be later than the fiscal quarter ending March 31, 2023), so long as the Leverage Ratio does not exceed (i) 8.50 to 1.00 as at the end of the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022) and the next fiscal quarter thereafter, (ii) 8.00 to 1.00 as at the end of each of the subsequent two fiscal quarters thereafter, (iii) 7.50 to 1.00 as at the end of the subsequent fiscal quarter thereafter (which shall in no event be later than the fiscal quarter ending March 31, 2023) (each of the foregoing clauses (i) – (iii), a “Permitted Leverage Variation”); provided further that (x) the Leverage Ratio may exceed 6.0 to 1.0 following a Major Acquisition so long as (A) the Leverage Ratio does not exceed 6.0 to 1.0 as of the end of more than two (2) consecutive fiscal quarters following such Major Acquisition and (B) the Leverage Ratio does not exceed 6.5 to 1.0 as of any such date of determination and (y) for purposes of calculating the Leverage Ratio, not more than 25% of the aggregate Consolidated EBITDA may be attributable to assets consisting of investments in Investment Affiliates, income-producing Real Estate Assets other than hotels or similar hospitality properties, Development Properties, Unimproved Land, Real Estate Assets undergoing Major Renovations, and Mortgage Notes receivable.”
(m)Section 6.12(d) of the Credit Agreement is restated in its entirety to read as follows:
“(d)    Fixed Charge Coverage Ratio. Commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022), for any period of four consecutive fiscal quarters of the Borrower then ended (subject to Section 6.12(h)), the ratio of Consolidated EBITDA for such period to Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.”

(n)Section 6.12(f) of the Credit Agreement is restated in its entirety to read as follows:
“(f)    Unsecured Interest Coverage Ratio. Commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022), the ratio of Unencumbered Adjusted Net Operating Income for any period of four consecutive fiscal quarters of the Company then ended to Unsecured Interest Expense for such period (subject to Section 6.12(h)) to be less than 2.0 to 1.0; provided that such ratio may be less than 2.0 to 1.0 during the Permitted

Variations Period, so long as such ratio is not less than 1.60 to 1.0 (the “Permitted Unsecured Interest Coverage Variation” and, together with the Permitted Leverage Variation, the “Permitted Variations”).”
(o)Section 6.12(h) of the Credit Agreement is restated in its entirety to read as follows:
    “(h)    Annualized Calculations. For the period commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022) and the next two fiscal quarters thereafter, for the purposes of calculating the Leverage Ratio, Fixed Charge Coverage Ratio, and Unsecured Interest Coverage Ratio described in the foregoing clauses (a), (d), and (f), “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be determined on an annualized basis as follows:
(i)    For the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending March 31, 2022), “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the one (1) fiscal quarter then ended multiplied by four (4);
(ii)    For the next fiscal quarter thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the two (2) fiscal quarters then ended multiplied by two (2);
(iii)    For the next fiscal quarter thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the three (3) fiscal quarters then ended multiplied by four-thirds (4/3); and
(iv)    Thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the four (4) fiscal quarters then ended.
Notwithstanding that the Borrower shall make such calculations on an annualized basis for purposes of determining compliance with such financial covenants, the Borrower shall also provide calculations of such financial covenants using “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” for the four (4) fiscal quarters then ended in its compliance certificate delivered pursuant to Section 5.01(d).”
SECTION 2.Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants that:
(a)    the execution, delivery and performance by each Loan Party of this Amendment are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    the entry by each Loan Party into this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order, judgment or decree of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries (other than Liens arising under the Loan Documents);
(c)    there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries that involve this Amendment;
(d)    the representations and warranties of the Borrower set forth in Article III of the Amended Credit Agreement are and shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date); and
(e)    no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Amendment by any Loan Party.
SECTION 3.Extension of Revolving Commitments. As evidenced by its signature hereto, each Extending Lender hereby (i) consents and agrees to the extension of the Revolving Maturity Date applicable to its existing Loans and existing Revolving Commitments to February 28, 2024, (ii) agrees that, on and after the Amendment Effective Date, its Loans and

Revolving Commitments shall constitute Extended Loans and Extended Revolving Commitments, (iii) acknowledges that the Non-Extending Loans shall be repaid in full and the Non-Extending Revolving Commitments shall terminate in full on the Initial Revolving Maturity Date and (iv) expressly waives any right it may have to share in any payment made to any Non-Extending Lender on the Initial Revolving Maturity Date (including, without limitation, any right to purchase a participation in any such payment) pursuant to Section 2.18(c) of the Credit Agreement.
SECTION 4.Reaffirmation of Guaranty. Each of the undersigned Guarantors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
The Company hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Parent Guaranty dated as of January 11, 2018, by the Company in favor of the Administrative Agent (the “Parent Guaranty”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
Each of the undersigned Subsidiary Guarantors hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Subsidiary Guaranty dated as of January 11, 2018, as supplemented by the Joinders thereto, by the Subsidiary Guarantors in favor of the Administrative Agent (the “Subsidiary Guaranty”, and together with the Parent Guaranty, the “Guaranties”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
SECTION 5.Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied (or waived by the Required Lenders):
(a)    The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of this Amendment executed by each of the Loan Parties, each of the Extending Lenders, Lenders (including the Extending Lenders) that constitute the Required Lenders and the Administrative Agent.
(b)    All loans and other obligations owing by the Borrower under the KeyBank 2015 Credit and the Wells Fargo Credit Agreement shall have been, or substantially concurrently with the Amendment Effective Date shall be, paid in full.
(c)    Since September 28, 2020 and on or prior to the Amendment Effective Date, the Borrower and its Subsidiaries shall have received Net Cash Proceeds in an aggregate amount of no less than $95,000,000 from one or more Asset Dispositions, issuances of Equity Interests, Debt Issuances (including any issuance of Additional Senior Secured Notes (as defined in Section 1)) and/or other Mandatory Prepayment Events.

(d)    The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an amendment to each of the KeyBank 2017 Credit Agreement and the PNC Bank Credit Agreement, it being understood that, in each case, any such amendment that is in substantially the same form as this Amendment or otherwise substantially consistent with the summary of amendment terms previously approved by the Administrative Agent shall be deemed satisfactory.
(e)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties and Venable LLP, special Maryland counsel to the Company, in each case, in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Loan Parties and this Amendment as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(f)    The Administrative Agent shall have received the following items from the Borrower:
(i)    Certificates of good standing for the Borrower and the Company from the states of organization of such Person, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Amendment Effective Date;
(ii)    Copies of the formation documents of the Borrower and the Company certified by an officer of such Person, together with all amendments thereto;
(iii)    Incumbency certificates, executed by officers of the Borrower and the Company, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Person, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; and
(iv)    Copies, certified by a Secretary or an Assistant Secretary of the Borrower and the Company of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the transactions contemplated by this Amendment, and the execution, delivery and performance of the Loan Documents to be executed and delivered by such Persons.
(g)    (i) The extension fees and the other fees separately agreed by the Administrative Agent and the Borrower, and (ii) to the extent invoiced to the Borrower at least one (1) Business Day prior to the Amendment Effective Date, all of the reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of one firm of counsel for the Administrative Agent) due and payable on the Amendment Effective Date shall have been paid in full.

SECTION 6.Reference to and Effect on the Credit Agreement, the Notes and the other Loan Documents. (a)    This Amendment is a Loan Document. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(c)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified by this Amendment. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents, as modified by this Amendment.
SECTION 7.Ratification. Except as modified by this Amendment and the transactions contemplated hereby, the Credit Agreement and each of the other Loan Documents (including the Collateral Documents) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.
SECTION 8.Costs and Expenses. The Borrower agrees to pay, promptly after receipt of a demand therefore, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of one firm of counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION 9.Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 10.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
XHR LP

By:    XHR GP, Inc.,
its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

PARENT GUARANTOR:

XENIA HOTELS & RESORTS, INC.,
as a Guarantor

By: /s/ Taylor C. Kessel
Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

SUBSIDIARY GUARANTORS:

IA LODGING KEY WEST, L.L.C.
IA LODGING SALT LAKE CITY, L.L.C.
IA LODGING ALEXANDRIA KING, L.L.C.
IA LODGING NAPA SOLANO, L.L.C.
IA LODGING SAN DIEGO, L.L.C.
IA LODGING SAVANNAH BARNARD, L.L.C.
IA LODGING CHICAGO WABASH, L.L.C.
XHR BOSTON COMMONWEALTH LLC
XHR PORTLAND LLC
XHR SANTA BARBARA LLC
XHR ORLANDO CYPRESS LLC
XHR PHOENIX PALMS LLC
XHR SCOTTSDALE RANCH LLC
XHR CARLSBAD LLC
XHR PITTSBURGH MARKET LLC
IA LODGING CELEBRATION, L.L.C.
IA LODGING SAVANNAH, L.L.C.
XHR CHARLESTON MEETING LLC
XHR MOUNTAIN BROOK LLC
IA LODGING SANTA CLARA, L.L.C.
IA LODGING NEW ORLEANS, L.L.C.
IA LODGING CHARLESTON LEE, L.L.C.
XHR DENVER CURTIS LLC
XHR ATLANTA PEACHTREE LLC
IA LODGING DENVER CHAMPA, L.L.C.
XHR PORTLAND OCC LLC, each as a Guarantor

By:    XHR LP, the sole member of each of the foregoing limited liability companies

By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

IA LODGING DALLAS AKARD GP, L.L.C.
IA LODGING DALLAS AKARD LP, L.L.C.
IA LODGING AUSTIN ARBORETUM GP, L.L.C.
IA LODGING AUSTIN ARBORETUM LP, L.L.C.
IA LODGING WOODLANDS GP, L.L.C.
IA LODGING WOODLANDS LP, L.L.C.
IA LODGING HOUSTON GALLERIA GP, L.L.C.
IA LODGING HOUSTON GALLERIA LP, L.L.C.
IA LODGING HOUSTON OAKS GP, L.L.C.
IA LODGING HOUSTON OAKS LP, L.L.C., each as a Guarantor

By:    XHR LP, the sole member of each of the foregoing limited liability companies

By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

IA LODGING AUSTIN ARBORETUM LP, as a Guarantor

By:    IA Lodging Austin Arboretum GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING WOODLANDS LP, as a Guarantor

By:    IA Lodging Woodlands GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD LP, as a Guarantor

By:    IA Lodging Dallas Akard GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

IA LODGING HOUSTON GALLERIA LP, as a Guarantor

By:    IA Lodging Houston Galleria GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING HOUSTON OAKS LP, as a Guarantor

By:    IA Lodging Houston Oaks GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 3 to XHR Revolving Credit Agreement]
DB3/ 203498901.8

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By: /s/ Christian Lunt
Name: Christian Lunt
Title: Executive Director

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Shahin Shariff
    Name: Shahin Shariff
    Title: Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas Z. Schmitt
    Name: Thomas Z. Schmitt
    Title: Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

BANK OF AMERICA, N.A., as a Lender

By: /s/ Jack Redhead
    Name: Jack Redhead
    Title: Senior Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

CITIBANK, N.A., as a Lender

By: /s/ Christopher J. Albano
    Name: Christopher J. Albano
    Title: Authorized Signatory

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By: /s/ David Bowers
    Name: David Bowers
    Title: Managing Director

/s/ Adam Jenner
    Adam Jenner
    Director

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ James Beltz
    Name: James Beltz
    Title: Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Thomas Manning
    Name: Thomas Manning
    Title: Authorized Signatory

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
    Name: Michael King
    Title: Authorized Signatory

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

RAYMOND JAMES BANK, N.A., as a Lender

By: /s/ Matt Stein
    Name: Matt Stein
    Title: Senior Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

BMO HARRIS BANK, N.A., as a Lender

By: /s/ Gwendolyn Gatz
    Name: Gwendolyn Gatz
    Title: Director

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew T. White
    Name: Andrew T. White
    Title: Senior Vice President

[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

REGIONS BANK, as a Lender

By: /s/ Ghi S. Gavin
    Name: Ghi S. Gavin
    Title: Senior Vice President

:
[Signature Page – Amendment No. 3 to XHR Credit Agreement]
DB3/ 203498901.8

Annex I

SCHEDULE 2.01A

LENDERS; COMMITMENTS

Non-Extended Revolving Commitments

Non-Extending Lender Name	Non-Extended Revolving Commitment
U.S. Bank National Association	$43,000,000.00
TD Bank, N.A.	$30,000,000.00

TOTAL:	$73,000,000.00

Extended Revolving Commitments

Extending Lender Name	Extended Revolving Commitment
JPMorgan Chase Bank, N.A.	$58,000,000.00
Wells Fargo Bank, National Association	$58,000,000.00
KeyBank National Association	$58,000,000.00
Citibank, N.A.	$43,000,000.00
Bank of America, N.A.	$30,000,000.00
BMO Harris Bank, N.A.	$30,000,000.00
Credit Agricole Corporate and Investment Bank	$30,000,000.00
Fifth Third Bank, an Ohio banking corporation	$30,000,000.00
PNC Bank, National Association	$30,000,000.00
Regions Bank	$30,000,000.00
Goldman Sachs Bank USA	$10,000,000.00
Morgan Stanley Bank, N.A.	$10,000,000.00
Raymond James Bank, N.A.	$10,000,000.00

TOTAL:	$427,000,000.00